Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information: Mike O’Sullivan (937) 242-4786 mike.osullivan@teradata.com	For investor information: Gregg Swearingen (937) 242-4600 gregg.swearingen@teradata.com

For Release on August 1, 2013

Teradata Reports 2013 Second Quarter Results

•	Revenue of $670 million was up 1 percent, up 2 percent in constant currency(1)

•	Services Revenue increased 7 percent, with record gross margin rate

•	GAAP EPS $0.65, non-GAAP EPS $0.76(2)

•	Cash from operations $383 million year-to-date, versus $344 million same period 2012

•	Maintaining full-year constant currency revenue and EPS guidance

ATLANTA – Teradata Corporation (NYSE: TDC) today reported revenue of $670 million for the quarter ended June 30, 2013, an increase of 1 percent from $665 million in the second quarter of 2012. Revenue in the second quarter increased 2 percent when compared in constant currency.(1)

Gross margin was 56.6 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP). On a non-GAAP basis, excluding stock-based compensation expense and special items, gross margin was 57.9 percent, which was the second highest non-GAAP gross margin generated for a quarter, second only to the 58.5 percent gross margin in the prior-year period.(2)

Teradata reported second quarter GAAP net income of $108 million, or $0.65 per diluted share, which compared to GAAP net income of $112 million, or $0.65 per diluted share, in the second quarter of 2012. Stock-based compensation expense and other special items reduced Teradata’s second quarter net income by $18 million (or 11 cents of earnings per diluted share as reported under GAAP).(2) Excluding stock-based compensation expense and special items, non-GAAP net income in the second quarter of 2013 was $126 million, or $0.76 per diluted share, versus $132 million, or $0.77 per diluted share, in the second quarter of 2012.(2)

“We were encouraged with our progress in the second quarter. We had good revenue growth in the U.S., record non-GAAP services gross margin rate, and a non-GAAP operating margin rate which was the second highest quarter ever,” said Mike Koehler, president and chief executive officer, Teradata Corporation.

“Customers are gaining new insights and driving business value from our Unified Data Architecture; which includes Data Warehouses, Aster Analytics, and Hadoop, as well as from our Integrated Marketing solutions. These, along with our latest innovations of adding in-memory to our hybrid virtual storage capabilities, and the release of our expanded Hadoop Portfolio, position us well for the second half of 2013 and beyond.”

Regional Revenue Performance

	For the Three Months Ended June 30				For the Six Months Ended June 30
	(in millions)				(in millions)
	2013	2012	% Chg As Rpt’d	% Chg in CC**	2013	2012	% Chg As Rpt’d	% Chg in CC**
Americas	$405	$398	2%	2%	$760	$786	-3%	-3%
International*	$265	$267	-1%	1%	$497	$492	1%	3%

Total Revenue	$670	$665	1%	2%	$1,257	$1,278	-2%	-1%

*	For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.
**	Constant currency.

Operating Income

Second quarter GAAP operating income of $147 million was down from $160 million reported in the second quarter of 2012. On a non-GAAP basis, operating income was $174 million versus $188 million in the second quarter of 2012.(2) The difference was primarily due to the strong gross margin performance in the second quarter of 2012, in addition to a less favorable revenue mix and increased investment in sales resources and research and development in the second quarter of 2013.

Cash Flow

During the second quarter of 2013, Teradata generated $140 million of cash from operating activities, compared to $152 million in the prior-year period. Teradata generated $102 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the second quarter of 2013, versus $113 million in the same period in 2012.

Year to date, Teradata generated $383 million of cash from operating activities, compared to $344 million in the prior-year period. Teradata generated $318 million of free cash flow (3) in the first six months of 2013, versus $275 million in the same period in 2012.

Balance Sheet

Teradata ended the quarter with $826 million in cash, a $27 million decrease from March 31, 2013. The net decrease in cash was mainly due to Teradata using $91 million in the second quarter for share repurchases; 1.6 million shares of its stock were acquired during the second quarter. Year to date, through July 30, Teradata purchased 3.3 million shares for approximately $184 million.

As of June 30, 2013, Teradata had total debt of $281 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2013 Outlook

Teradata continues to expect revenue growth for the full-year 2013 to be at the low end of its initial revenue growth rate guidance of 6 to 10 percent, when measured in constant currency(1) and 4 to 5 percent on an as-reported basis. Based on currency rates at the end of July 2013, Teradata now anticipates currency translation to reduce its year-over-year revenue comparison by approximately 1 – 2 percentage points.

Teradata also expects earnings per share for the full-year 2013 to be at the low end of its initial guidance ranges of $2.64-$2.79 on a GAAP basis and $3.05-$3.20 on a non-GAAP basis, which excludes stock-based compensation expense and other special items.(2)

2013 Second Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s second quarter 2013 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company, focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to make the best decisions possible for competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency (“CC”) basis.

	For the Three Months Ended June 30 (in millions)				For the Six Months Ended June 30 (in millions)
	2013	2012	% Chg As Rpt’d	% Chg In CC	2013	2012	% Chg As Rpt’d	% Chg In CC
Revenue
Products (software/hardware)	$303	$321	-6%	-5%	$552	$629	-12%	-12%

Consulting services	$207	$193	7%	8%	$393	$358	10%	11%
Maintenance services	$160	$151	6%	7%	$312	$291	7%	9%

Total Services	$367	$344	7%	8%	$705	$649	9%	10%

Total Revenue	$670	$665	1%	2%	$1,257	$1,278	-2%	-1%

By segment
Americas	$405	$398	2%	2%	$760	$786	-3%	-3%
International*	$265	$267	-1%	1%	$497	$492	1%	3%

Total Revenue	$670	$665	1%	2%	$1,257	$1,278	-2%	-1%

*	For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2013 second quarter GAAP operating income results as reported in this release included $14 million of stock-based compensation expense; $10 million of amortization of acquisition-related intangible assets; and $3 million of acquisition transaction and integration expenses.

Special items for Teradata’s year-to-date non-GAAP net income as reported in this release also included a $4 million income tax expense related to the 2012 U.S. Research & Development tax credit, which was retroactively enacted in the first quarter of 2013. The 2012 R&D tax credit benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related the 2012 tax reporting period. However, Teradata did not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until the first quarter of 2013. As a result, the $4 million income tax benefit is included in Teradata’s year-to-date 2013 GAAP net income, but excluded from the company’s year-to-date non-GAAP net income.

The following tables reconcile Teradata’s actual and projected results and EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

(in millions, except per share data)

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30

	2013	2012	% Chg as Rpt’d	2013	2012	% Chg As Rpt’d
Gross Margin:
GAAP Gross Margin	$379	$382	-1%	$684	$720	-5%
% of Revenue	56.6%	57.4%		54.4%	56.3%

Excluding:
Stock-based compensation expense	2	1		3	2
Purchase accounting adjustments	—	1		—	2
Amortization of acquisition-related intangible assets	6	5		13	9
Transaction, integration and reorganization related costs	1	1		1	1

Non-GAAP Gross Margin	$388	$390	-1%	$701	$734	-4%

% of Revenue	57.9%	58.5%		55.8%	57.3%

Operating Income:
GAAP Operating Income	$147	$160	-8%	$223	$287	-22%
% of Revenue	21.9%	24.1%		17.7%	22.5%

Excluding:
Stock-based compensation expense	14	10		27	21
Purchase accounting adjustments	—	1		—	2
Amortization of acquisition-related intangible assets	10	8		22	15
Transaction, integration and reorganization related costs	3	9		6	10

Non-GAAP Operating Income	$174	$188	-7%	$278	$335	-17%

% of Revenue	26.0%	28.2%		22.1%	26.1%

Net Income:
GAAP Net Income	$108	$112	-4%	$167	$203	-18%
% of Revenue	16.1%	16.8%		13.3%	15.9%

Excluding:
Stock-based compensation expense	10	6		18	13
Purchase accounting adjustments	—	1		—	1
Amortization of acquisition-related intangible assets	6	6		14	10
Transaction, integration and reorganization related costs	2	7		4	8
2012 R&D Tax Credit, enacted in 2013	—	—		(4)	—

Non-GAAP Net Income	$126	$132	-5%	$199	$235	-15%

% of Revenue	18.8%	19.8%		15.8%	18.3%

	For the Three Months Ended June 30		For the Six Months Ended June 30		2013
	2013	2012	2013	2012	Guidance
Diluted Earnings Per Share:
GAAP Diluted Earnings Per Share	$0.65	$0.65	$1.00	$1.18	$2.64 - $2.79
Excluding:
Stock-based compensation expense	$0.06	$0.04	$0.11	$0.08	$0.22
Purchase accounting adjustments	—	$0.01	—	—	—
Amortization of acquisition-related intangible assets	$0.04	$0.03	$0.08	$0.06	$0.16
Transaction, integration and reorganization related costs	$0.01	$0.04	$0.02	$0.05	$0.05
2012 R&D Tax Credit, enacted in 2013	—	—	($0.02)	—	($0.02)

Non-GAAP Diluted Earnings Per Share	$0.76	$0.77	$1.19	$1.37	$3.05 - $3.20

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended June 30		For the Six Months Ended June 30
	(in millions)		(in millions)
	2013	2012	2013	2012
Cash provided by operating activities (GAAP)	$140	$152	$383	$344
Less capital expenditures for:
Expenditures for property and equipment	(21)	(19)	(31)	(31)
Additions to capitalized software	(17)	(20)	(34)	(38)

Total capital expenditures	(38)	(39)	(65)	(69)

Free Cash Flow (non-GAAP measure)(3)	$102	$113	$318	$275

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the analytics data solutions business, including ongoing consolidation activity, threats from new and emerging analytic data technologies and competitors, and increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended June 30
	Three Months			Six Months
	2013	2012	% Chg	2013	2012	% Chg
Revenue
Products	$303	$321	-6%	$552	$629	-12%
Services	367	344	7%	705	649	9%

Total revenue	670	665	1%	1,257	1,278	-2%

Product gross margin	202	222		358	427
% of Revenue	66.7%	69.2%		64.9%	67.9%
Services gross margin	177	160		326	293
% of Revenue	48.2%	46.5%		46.2%	45.1%

Total gross margin	379	382		684	720
% of Revenue	56.6%	57.4%		54.4%	56.3%

Selling, general and administrative expenses	185	179		364	344
Research and development expenses	47	43		97	89

Income from operations	147	160		223	287
% of Revenue	21.9%	24.1%		17.7%	22.5%

Other expense, net	—	—		(1)	(1)

Income before income taxes	147	160		222	286
% of Revenue	21.9%	24.1%		17.7%	22.4%

Income tax expense	39	48		55	83

% Tax rate	26.5%	30.0%		24.8%	29.0%

Net income	$108	$112		$167	$203

% of Revenue	16.1%	16.8%		13.3%	15.9%

Net income per common share
Basic	$0.66	$0.66		$1.02	$1.21
Diluted	$0.65	$0.65		$1.00	$1.18

Weighted average common shares outstanding
Basic	163.4	168.7		164.4	168.3
Diluted	166.3	172.3		167.4	172.0

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	June 30, 2013	March 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$826	$853	$729
Accounts receivable, net	514	510	668
Inventories	70	65	47
Other current assets	83	81	90

Total current assets	1,493	1,509	1,534

Property and equipment, net	156	148	150
Capitalized software, net	182	179	173
Goodwill	934	921	932
Acquired intangible assets	168	173	186
Deferred income taxes	24	25	29
Other assets	85	62	62

Total assets	$3,042	$3,017	$3,066

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$105	$111	$141
Payroll and benefits liabilities	116	115	158
Deferred revenue	422	457	375
Other current liabilities	131	100	132

Total current liabilities	774	783	806

Long-term debt	263	271	274
Pension and other postemployment plan liabilities	72	71	73
Long-term deferred revenue	29	32	30
Deferred tax liabilities	86	85	83
Other liabilities	28	22	21

Total liabilities	1,252	1,264	1,287

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	941	920	898
Treasury Stock	(988)	(901)	(806)
Retained earnings	1,823	1,715	1,656
Accumulated other comprehensive income	12	17	29

Total stockholders’ equity	1,790	1,753	1,779

Total liabilities and stockholders’ equity	$3,042	$3,017	$3,066

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended June 30
	Three Months		Six Months
	2013	2012	2013	2012
Operating activities
Net income	$108	$112	$167	$203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36	31	70	61
Stock-based compensation expense	14	10	27	21
Excess tax benefit from stock-based compensation	(1)	(7)	(4)	(24)
Deferred income taxes	—	9	6	22
Changes in assets and liabilities:
Receivables	(1)	4	157	(1)
Inventories	(5)	19	(23)	26
Current payables and accrued expenses	15	21	(72)	(22)
Deferred revenue	(38)	(44)	46	72
Other assets and liabilities	12	(3)	9	(14)

Net cash provided by operating activities	140	152	383	344

Investing activities
Expenditures for property and equipment	(21)	(19)	(31)	(31)
Additions to capitalized software	(17)	(20)	(34)	(38)
Business acquisitions and other investing activities, net	(39)	(238)	(39)	(238)

Net cash used in investing activities	(77)	(277)	(104)	(307)

Financing activities
Repurchases of common stock	(91)	(37)	(184)	(37)
Repayments of long-term borrowings	(4)	(4)	(8)	(4)
Excess tax benefit from stock-based compensation	1	7	4	24
Other financing activities, net	8	12	15	36

Net cash (used in) provided by financing activities	(86)	(22)	(173)	19

Effect of exchange rate changes on cash and cash equivalents	(4)	(10)	(9)	(7)

(Decrease) Increase in cash and cash equivalents	(27)	(157)	97	49
Cash and cash equivalents at beginning of period	853	978	729	772

Cash and cash equivalents at end of period	$826	$821	$826	$821

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended June 30
	Three Months				Six Months
	2013	2012	% Change As Reported	% Change Constant Currency	2013	2012	% Change As Reported	% Change Constant Currency
Segment Revenue

Americas	$405	$398	2%	2%	$760	$786	-3%	-3%
International	265	267	-1%	1%	497	492	1%	3%

Total revenue	670	665	1%	2%	1,257	1,278	-2%	-1%

Segment gross margin

Americas	240	242			435	474
% of Revenue	59.3%	60.8%			57.2%	60.3%
International	139	140			249	246
% of Revenue	52.5%	52.4%			50.1%	50.0%

Total gross margin	379	382			684	720
% of Revenue	56.6%	57.4%			54.4%	56.3%
Selling, general and administrative expenses	185	179			364	344
Research and development expenses	47	43			97	89

Income from operations	$147	$160			$223	$287

% of Revenue	21.9%	24.1%			17.7%	22.5%